EXHIBIT 99.1


This statement on Form 3 is filed by Burns, Philp & Company Limited, Burns Philp Investments Pty Limited and Burns Philp Microbiology Pty Limited.

Name of Designated Filer:              Burns, Philp & Company Limited
Issuer and Ticker Symbol:              Nutrition 21, Inc. (NXXI)
Date of Event Requiring Statement:     July 14, 1989


Burns, Philp & Company Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Company Secretary and Group Legal Counsel


Burns Philp Investments Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Secretary


Burns Philp Microbiology Pty Limited
Level 23, 56 Pitt Street
Sydney NSW 2000, Australia

By: /s/ Helen Golding
    -----------------------------------------
    Helen Golding
    Secretary